                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (this "Agreement"), effective as of June 15, 2001, (the "Effective Date"), by and between SAMSONITE CORPORATION, a Delaware corporation (the "Company"), and RICHARD H. WILEY, a resident of Colorado (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to retain the services of the Executive and to enter into this Agreement as of the Effective Date.

     WHEREAS, the Executive is willing to serve the Company on the terms and conditions herein provided.

     NOW, THEREFORE, in consideration of the foregoing and of the premises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   EMPLOYMENT

          The Company agrees to employ the Executive and the Executive agrees to serve the Company on the terms and conditions set forth herein.

     2.   TERM

          The term of this Agreement (the "Term") shall begin on February 1, 2001 and shall continue for successive one-year periods (each a "Contact Year") ending on January 31, 2002 and January 31 of each year thereafter; provided that the Term shall end on the last day of a Contract Year if the Company gives the Executive written notice of its intention not to extend this Agreement (a "Non-Renewal Notice") no less than six (6) months prior to the end of such Contract Year. The Executive's employment hereunder shall terminate at the end of the Term, unless sooner terminated pursuant to Section 5.

     3.   POSITION AND DUTIES

          (a) The Executive shall serve as a Senior Vice President and Chief Financial Officer of the Company, shall report to the Chief Executive Officer of the Company (the "CEO") and shall perform the duties and services prescribed herein and as may be prescribed from time to time by the CEO and/or the Board of Directors of the Company or any duly authorized committee thereof (the "Board"). The Executive shall perform such duties to the best of his ability and in a diligent and proper manner.

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          (b)  Except during customary vacation periods and periods of illness, the Executive shall, during his employment hereunder, devote his full business time and attention to the performance of services for the Company, and as determined by the Board.

          (c) Nothing in this Agreement shall affect the Executive's duty of loyalty and duty of care to the Company and its subsidiaries as provided under applicable state laws.

          (d) If the Company has a committee of senior executives to oversee the Company's operations, then the Company shall cause the Executive to be a member of such committee.

     4.   COMPENSATION AND RELATED MATTERS

          (a) SALARY. During the period of the Executive's employment hereunder, the Company shall pay to the Executive a salary ("Base Salary") in equal installments in accordance with normal payroll practices of the Company but not less frequently than monthly. Effective February 1, 2001, the Base Salary shall be payable at the rate of $300,000 per annum. The payments of Base Salary hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's Base Salary hereunder. The Board, at any time and from time to time, may increase (but not reduce) the Base Salary payable under this Agreement, and increase in the Base Salary shall become effective at the time indicated by the Board without the need for an amendment to this Agreement.

          (b) EXPENSES. The Executive shall be entitled to receive prompt reimbursement from the Company of all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, in accordance with the policies and procedures established by the Company from time to time. If the Executive relocates his principal residence at the request of the Company, the Company shall reimburse the Executive for the expenses of such relocation to the extent provided in the Company's corporate relocation policy as in effect on October 14, 1996. The Executive shall furnish the Company with evidence that all such expenses covered by this Section 4(b) were incurred as the Company may from time to time reasonably request.

          (c) OTHER BENEFITS. The Executive shall be entitled to participate in all of the Company's employee pension plans, welfare benefit plans, tax-deferred savings plans, or other benefit arrangements (including any insurance or trust arrangements maintained generally for the benefit of the Company's directors and officers) and in which the senior executives of the Company who receive equity-based compensation are entitled to participate (collectively, the "Company Plans"), on the same basis as other senior executives of the Company residing in the United States who receive equity-based compensation, and shall be provided, without limitation, with the use of a Company provided automobile in accordance

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with the Company's current policy for executive officers. Without limiting the generality of the foregoing, the Executive shall be entitled to participate in any supplemental executive retirement plan or excess benefit plan (a "SERP") that the Company may maintain from time to time for the benefit of its senior executive officers on the same terms and conditions as are applicable to other senior executive officers of the Company residing in the United States who receive equity-based compensation, provided that the amount of compensation with respect to which benefits are determined under such plan shall be limited as determined by the Board. The Company and the Executive agree that nothing in this Agreement shall preclude the Company from amending or terminating any such employee benefit plan, policy or practice, whether now or hereinafter in effect.

          (d) INCENTIVE BONUS. The Executive shall be eligible to receive an annual incentive bonus (the "Incentive Bonus") in respect of each fiscal year of the Company that ends during the Term (each, a "Reference Year"), subject to the provisions of Section 6. For each Reference Year ending after January 31, 2001, the Incentive Bonus shall consist of two parts, an EBITDA Target Bonus (comprising 75% of the Incentive Bonus) and an Individual Performance Bonus (comprising 25% of the Incentive Bonus), both of which shall be calculated as a percentage of annual Base Salary, as set forth below. It is contemplated that the Executive's Incentive Bonus for the relevant Reference Year will equal 50% of the Executive's annual Base Salary, if 100% of the targeted EBITDA and 100% of the targeted individual performance are achieved.

          (i) The EBITDA Target Bonus is intended to reflect an assessment of the financial performance of the Company on a consolidated basis. The Board, in consultation with the CEO, shall determine the EBITDA target for each Reference Year (the "Annual EBITDA Target"), promptly after the business plan for such Reference Year is presented to, and approved by, the Board (such business plan, the "Business Plan"). The Executive shall be informed of the Annual EBITDA Target promptly after it is determined by the Board. It is understood that the Annual EBITDA Target for the relevant Reference Year will be based on the Business Plan for such Reference Year, and will represent a realistic and achievable forecast that is not intended to be unduly conservative or aggressive. Notwithstanding the foregoing, the Annual EBITDA Target for the relevant Reference Year shall include the EBITDA of the Company's non-U.S. operations at the exchange rate specified in the Business Plan for such Reference Year, and shall eliminate the effect of any realized or unrealized hedging gains and/or losses reflected in the Business Plan. The Board shall have the right, acting unilaterally and in good faith, to adjust any Annual EBITDA Target upon the occurrence of any acquisition, disposition or other significant event, that was not contemplated at the time that such target was determined. "EBITDA" means, for the relevant Reference Year, the Company's consolidated operating earnings, plus depreciation and amortization (as reflected in the Company's audited financial statements), adjusted so that it is calculated on the same basis as the Annual EBITDA Target for such Reference Year (including, without limitation, the exchange rate calculation referred to above); provided that EBITDA shall exclude extraordinary

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     gains and/or losses and gains and/or losses from the sale of assets outside of the ordinary course of business, unless such gains and/or losses were reflected in the Business Plan. The "EBITDA Attainment Percentage" means, for the relevant Reference Year, the quotient obtained by dividing EBITDA by the Annual EBITDA Target.

          (ii) The EBITDA Target Bonus for the relevant Reference Year shall be that percentage of the Executive's annual Base Salary set forth in the right-hand column of the following table directly opposite the EBITDA Attainment Percentage set forth in the left-hand column of said table. "ABS" refers to the Executive's Base Salary actually paid or payable during the Reference Year for which the Incentive Bonus is being calculated.

             EBITDA Attainment %             % of ABS
                Less than 90                     0
                     90                        9.38
                     91                       12.19
                     92                       15.00
                     93                       17.81
                     94                       20.63
                     95                       23.44
                     96                       26.25
                     97                       29.06
                     98                       31.88
                     99                       34.69
                    100                       37.50
                    101                       38.06
                    102                       38.63
                    103                       39.19
                    104                       39.75
                    105                       40.31
                    106                       40.88
                    107                       41.44
                    108                       42.00
                    109                       42.56
                    110                       43.13
                    111                       44.44
                    112                       45.75
                    113                       47.06
                    114                       48.38
                    115                       49.69

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
                    116                       51.00
                    117                       52.31
                    118                       53.63
                    119                       54.94
                    120                       56.25
             Greater than 120                 56.25

          If the calculation of an EBITDA Attainment Percentage results in a whole percentage number plus a fraction, then the EBITDA Attainment Percentage shall be rounded up to the next whole percentage number shown in the foregoing tables if that fraction is .50 or greater and down to the next whole percentage number shown in the foregoing tables is that fraction is .49 or less.

          (iii) The Individual Performance Bonus is intended to reflect an assessment of the Executive's individual job performance in the areas of the business for which the Executive has significant management responsibility. The Board, in consultation with the CEO, shall identify any specific financial and non-financial goals on which the Executive's performance will be judged (in addition to overall job performance, as described above) for the Reference Year, and the Executive shall be informed of such specific goals no later than the time that he is informed of the Annual EBITDA Target for such Reference Year. The Board, in consultation with the CEO, shall determine the amount of the Executive's Individual Performance Bonus for each Reference Year, based on the extent to which, in the good faith judgment of the Board, the Executive has succeeded in achieving (or exceeding) the level of performance reasonably expected by the Board to be achieved by the Company's senior executives (such level, including specific goals for the relevant Reference Year, if any, the "Annual Performance Target"); provided that the Individual Performance Bonus shall be (x) 0, if the Executive achieves less than 90% of the Annual Performance Target, (y) 12.50% of ABS, if the Executive achieves 100% of the Annual Performance Target and (z) up to 18.75% of ABS, if the Executive substantially exceeds the Annual Performance Target. It is understood that the Company expects a high level of commitment and performance from its senior executives, and the Executive acknowledges that the assessment of the Executive's performance is likely to depend on subjective judgments by the Board, in consultation with the CEO. The Executive agrees that the determination by the Board with respect to the Executive's Individual Performance Bonus shall be conclusive for all purposes, so long as such determination shall be made in good faith.

          (iv) Each Incentive Bonus (including the EBITDA Target Bonus and the Individual Performance Bonus) shall be paid not more than 30 days after a determination by the Board that the applicable performance goals have been met, and such determination shall be made not later than 10 days following the filing of a Form 10-K for the Company, or if the Company is not required to file a Form 10-K, not later

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     than 10 days following the date upon which the Company's audited financial statements first become available.

          (e) VACATIONS. The Executive shall be entitled to the number of paid vacation days in each calendar year determined in accordance with the Company's vacation policy as in effect immediately prior to the execution of this Agreement.

          (f) SERVICES FURNISHED. The Company shall furnish the Executive with office space, secretarial assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties hereunder.

     5.   TERMINATION

     The Executive's employment hereunder may be terminated under the following circumstances:

          (a) DEATH. The Executive's employment hereunder shall terminate upon his death.

          (b) DISABILITY. If the Board determines in good faith, based on medical evidence acceptable to it, that the Executive has become physically or mentally disabled or incapacitated during his employment hereunder for a continuous period of ninety (90) days to such an extent that he shall be unable to perform his duties hereunder then, notwithstanding the provisions of Section 2, the Company may, after the expiration of said ninety (90) day period and during the continuance of such disability or incapacity, give to the Executive a Notice of Termination (as defined in Section 5(e) hereof) of the Executive's employment hereunder and such employment shall terminate on the date provided in
Section 5(f) hereof.

          (c) TERMINATION BY THE COMPANY. The Company may terminate the Executive's employment hereunder at any time with or without Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (A) the engaging by the Executive in willful misconduct that is materially injurious to the Company, (B) the embezzlement or misappropriation of funds or property of the Company by the Executive or the conviction of the Executive of a felony or the entrance of a plea of guilty by the Executive to a felony or (C) the failure or refusal by the Executive to devote his full business time and attention (as described in Section 3(b) of this Agreement) to the performance of his duties and responsibilities hereunder or any other breach by the Executive of this Agreement in any material respect if such breach has not been cured by the Executive within thirty (30) days after the Preliminary Notice (as defined below) has been given to the Executive. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The Executive shall not be deemed to have been terminated for Cause, unless the Company shall have given the Executive (i) notice (the "Preliminary Notice")

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setting forth, in reasonable detail the facts and circumstances claimed to provide a basis for termination for Cause, (ii) a reasonable opportunity for the Executive, together with his counsel, to be heard before the Board and (iii) a Notice of Termination stating that, in the good faith judgment of the Board, the Executive was guilty of conduct set forth in clauses (A), (B) or (C) above, and specifying the particulars thereof in reasonable detail. Upon receipt of the Preliminary Notice, the Executive shall have thirty (30) days in which to appear before the Board with counsel, or take such other action as he may deem appropriate, and such thirty (30) day period is hereby agreed to as a reasonable opportunity for the Executive to be heard.

          (d) TERMINATION BY THE EXECUTIVE. The Executive may voluntarily terminate his employment hereunder at any time with or without Good Reason. For purposes of this Agreement, "Good Reason" shall mean, so long as the Executive has not been guilty of the conduct set forth in clauses (A), (B) or (C) of
Section 5(c) hereof, (i) a failure by the Company to comply with any material provision of this Agreement that has not been cured within thirty (30) days after written notice of such noncompliance has been given by the Executive to the Company or (ii) the assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties or responsibilities as in effect on January 31, 2001, including, but not limited to, any material reduction in such position, duties or responsibilities or material change in his title or (iii) the relocation by the Company of its executive offices to a location outside the United States, in each case of clauses (ii) through (iii) above, without the consent of the Executive. The Executive's election to terminate under this Section 5(d) shall be made by giving Notice of Termination not later than 60 days from, as applicable, the date that the Company fails to cure under (i) above, the assignment of duties under (ii) above, and the date that the Executive is advised of the proposed relocation under (iii). Notwithstanding the provisions of clause (ii) of the first sentence of this
Section 5(d), a change in title which represents a promotion and the assignment of different or additional duties or responsibilities in connection therewith shall not constitute "Good Reason."

          (e) NOTICE OF TERMINATION. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to Section 5(a) hereof) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (f) DATE OF TERMINATION. Except to the extent otherwise herein provided, "Date of Termination" shall mean (i) if the Executive's employment is terminated pursuant to Section 5(a), the date of his death, (ii) if the Executive's employment is terminated pursuant to Section 5(b) or (c), the date of or a later date specified in the Notice of Termination, (iii) if the Executive's employment is terminated pursuant to Section 5(d), the date on which the Notice of Termination is given, or (iv) if the Company has given timely Non-Renewal Notice in accordance with the provisions of Section 2 and the Executive's employment is not

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terminated pursuant to Sections 5(a), (b), (c) or (d), the day following the end of the Term. Except as provided in and subject to Section 6 hereof, the Company shall not have any obligation to Executive for salary continuation, severance or termination pay upon termination of this Agreement.

     6.   COMPENSATION UPON TERMINATION

          (a) If the Executive's employment is terminated (i) by the Company for Cause, (ii) by the Executive other than for Good Reason, or (iii) by reason of the Executive's death or disability (pursuant to Section 5(b) hereof), then the Company shall pay the Executive his full Base Salary through the Date of Termination (to the extent not otherwise paid through the Date of Termination) at the rate in effect immediately prior to the Date of Termination, provided that if the Executive's employment hereunder terminates by reason of his death, the Company shall continue to make salary payments at the rate of the Base Salary then in effect in respect of the month of death and three calendar months immediately following the month of death. In addition, notwithstanding any provision to the contrary in this Agreement, the Executive shall continue to participate in, and shall receive all accrued benefits to which the Executive is entitled under, all of the Company Plans through the Date of Termination, provided that the Executive shall only be entitled to an Incentive Bonus as provided in Section 6(c).

          (b) If the Executive's employment is terminated (i) by the Company without Cause (other than for disability pursuant to Section 5(b) hereof), or
(ii) by the Executive for Good Reason, or if the Company has given timely Non-Renewal Notice in accordance with the provisions of Section 2 and the Executive's employment terminates at the end of the Term, then the Company shall pay to the Executive as severance pay in a lump sum, not later than the fifth day following the Date of Termination, the following amounts, which shall not be discounted to take into account present value:

          (i) to the extent not otherwise paid through the Date of Termination, the Executive's full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and

          (ii) in lieu of any further salary and bonus or other incentive compensation payments to the Executive for periods subsequent to the Date of Termination (except as provided in Section 6(c)), a sum equal to eighteen (18) months of Base Salary; provided, however, in the event the Company has given timely Non-Renewal Notice in accordance with the provisions of Section 2 and the Executive's employment terminates at the end of the Term, the amount of Base Salary paid to the Executive between the date of such Non-Renewal Notice and the Date of Termination shall constitute a credit against and shall be subtracted from the eighteen (18) months of Base Salary provided for in this Section 6(b)(ii).

          In addition to the foregoing, if the Executive's employment is terminated (i) by the Company without Cause (other than for disability pursuant to Section 5(b) hereof), or (ii) by

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the Executive for Good Reason, then until such time that the Executive becomes eligible for coverage under a program maintained or sponsored by a subsequent employer of the Executive (not including self-employment), the Company shall, at the Company's expense, allow the Executive to continue to participate until the end of the then current Contract Year, to the same extent and upon the same terms as the Executive participated in such plans immediately prior to the termination of his employment, in the Company's medical reimbursement and other welfare benefit plans in which the Executive was entitled to participate immediately prior to the Date of Termination; provided that the Executive's continued participation in such plans shall be continued pursuant to this sentence only to the extent permissible under the general terms and provisions of such plans and applicable law; and further provided that the foregoing shall not be construed so as to deprive the Executive of the right to continue benefits under COBRA or other applicable laws and regulations.

          (c) Notwithstanding the provisions of Sections 6(a) and (b), the Executive shall be eligible to receive an Incentive Bonus for a Reference Year only if the Executive is employed by the Company through the end of such Reference Year. If the Date of Termination occurs after the end of a Reference Year and prior to the determination of whether the EBITDA Target Bonus and/or Individual Performance Bonus for such Reference Year were earned, such EBITDA Target Bonus and/or Individual Performance Bonus shall be payable if, and to the extent that, it is determined that such bonuses were earned in accordance with the provisions of Section 4(d) hereof, and such bonuses, if any, shall be paid to the Executive at the time specified in Section 4(d)(iv).

          (d) Any amounts paid pursuant to the provisions of Section 6(b) above shall be in lieu of any amounts payable to Executive pursuant to any severance or termination pay program maintained by the Company, and the Executive hereby expressly waives and relinquishes all rights under any such programs.

     7.   LEGAL FEES; REIMBURSEMENT OF CERTAIN EXPENSES

          The Company shall promptly reimburse the Executive for the reasonable legal fees and expenses incurred by the Executive in connection with enforcing or defending any right of the Executive pursuant to this Agreement; provided that the Company shall have no obligation to reimburse the Executive for any such fees and expenses unless the resolution of any action taken by the Executive to enforce such right is in favor of the Executive. In addition, the Company hereby agrees that the amount of any such legal fees and expenses reimbursed to the Executive in connection with obtaining or enforcing any right or benefit provided to the Executive by the Company pursuant to or in accordance with this Agreement shall not be taken into account by the Company in determining the aggregate compensation paid or payable to the Executive under this Agreement.

     8.   INDEMNIFICATION

          The Company shall indemnify the Executive (and his legal representatives), unless expressly prohibited by applicable law, against all losses, claims, damages, liabilities,

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costs, charges and expenses incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he (or his legal representatives) may be made a party by reason of his being or having been a director, officer or employee of the Company (including payment of expenses in advance of the final disposition of the proceeding). The Company further agrees, upon demand by the Executive, promptly to reimburse the Executive for, or pay, any loss, claim, damage, liability or expense, unless expressly prohibited by applicable law, to which the Company has agreed to indemnify the Executive pursuant to Sections 7 and 8 hereof. If any action, suit or proceeding is brought or threatened against the Executive in respect of which indemnity may be sought against the Company pursuant to the foregoing, the Executive shall notify the Company promptly in writing of the institution of such action, suit or proceeding. Such action, suit or proceeding shall be defended by and be under the exclusive control of the Company and its counsel; except that the Executive shall have the right to designate separate counsel, acceptable to the Executive in his sole discretion, and, to the extent of a conflict of interest with the Company, the right to direct, control and supervise the Executive's defense of such action, suit or proceeding.

     9.   TAXES

          The Company shall deduct from all amounts payable under this Agreement all federal, state, local and other taxes required by law to be withheld with respect to such payments.

     10.  CONFIDENTIALITY AND NONCOMPETITION

          (a) Unless otherwise required by law or judicial process, the Executive shall keep confidential all confidential information known to the Executive concerning the Company and its businesses during his employment with the Company and for the shorter of three (3) years following the termination of the Executive's employment with the Company or until such information is publicly disclosed by the Company or otherwise becomes publicly disclosed other than through the Executive's actions; provided, that the Executive shall provide notice to the Company in advance of any disclosure required by law or judicial process in a timely manner to permit the Company to oppose such compelled disclosure.

          (b) The Executive agrees that during his employment with the Company and for a period of one (1) year thereafter (unless such employment is terminated by the Company pursuant to Section 5(c) without Cause or by the Executive pursuant to Section 5(d) with Good Reason, provided that the Company does not contest that such termination was for Good Reason), he shall not, directly or indirectly, as a principal, officer, director, employee or in any other capacity whatsoever, without the prior written consent of the Company, engage in, or be or become interested or acquire any ownership of any kind in, or become associated with, or make loans or advance property to any person engaged in or about to engage in, any business activity that is in substantial competition (in excess of 15% of net sales of the business) with any of the businesses engaged in by the Company during the Term in any of

                                       10
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the geographic areas in which such businesses are then conducted by the Company or have been conducted by the Company during the twelve months preceding the termination of the Executive's employment. Nothing in this Agreement shall prevent the Executive from making or holding any investment in any amount in securities traded on any national securities exchange or traded in the over the counter market, provided said investments do not exceed one percent (1%) of the issued and outstanding stock of any one such corporation.

     11.  SUCCESSORS; BINDING AGREEMENT

          (a) This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or a substantial portion of the stock, business or assets of the Company, whether by merger, restructuring, reorganization, consolidation, division, sale or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement).

          (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would be still payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided hereunder, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other beneficiary or, if there be no such beneficiary, to the Executive's estate.

     12.  NOTICE

          For purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given (i) when hand delivered, (ii) when sent if sent by overnight mail, overnight courier or facsimile transmission or (iii) when mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

          IF TO THE EXECUTIVE:

               Richard H. Wiley
               9480 East Hidden Hills Lane
               Littleton, Colorado 80124

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          IF TO THE COMPANY:

               Samsonite Corporation
               11200 East Forty-Fifth Avenue
               Denver, Colorado  80239-3018
               Attention:  Board of Directors

(with a copy to the attention of: General Counsel, at the same address) or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     13.  SURVIVORSHIP

          The respective rights and obligations of the parties hereunder set forth in Sections 6, 7, 8, 9 and 10 of this Agreement shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     14.  REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants that (a) it is fully authorized and empowered to enter into this Agreement and that its Board has approved the terms of this Agreement, (b) the execution of this Agreement and the performance of its obligations under this Agreement shall not violate or result in a breach of the terms of any material agreement to which the Company is a party or by which it is bound, (c) no approval by any governmental authority or body is required for it to enter into this Agreement, and (d) the Agreement is valid, binding and enforceable against the Company in accordance with its terms, except to the extent affected or limited by applicable bankruptcy laws or other statutes governing the rights of creditors generally and any regulations or interpretations thereof. The Executive represents and warrants that his execution of this Agreement and his performance of his duties and responsibilities under this Agreement shall not violate or result in a breach of the terms of any material agreement to which he is a party or by which he is bound.

     15.  MISCELLANEOUS

          (a) ENTIRE AGREEMENT. The parties hereto agree that this Agreement, together with:

          (i)  the Stock Option Agreement made as of the 28th day of March 1996,

          (ii) the Nonqualified Stock Option Agreement dated effective as of the 29th day of October, 1996,

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         (iii) the Nonqualified Stock Option Agreement dated effective as of the 1st day of February, 1997,

          (iv) Amendment to Stock Option Agreement executed as of August 21, 1998, amending Option Agreement dated October 29, 1996,

          (v) Amendment to Stock Option Agreement executed as of August 21, 1998, amending Option Agreement dated February 1, 1997,

          (vi) Amendment to Stock Option Agreement executed as of July 16, 1998, amending Option Agreement of March 28, 1996,

         (vii) Nonqualified Stock Option Agreement effective as of July 15,
               1998,

        (viii) Stock Option Agreement dated as of November 12, 1999,

          (ix) Stock Option Agreement dated as of March 24, 1999, and

          (x)  Stock Option Agreement dated as of February 8, 2000

contain the entire understanding and agreement between them, and supersedes all prior understandings and agreements between the parties respecting the employment by the Company of the Executive, and that the provisions of this Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

          (b) WAIVER. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          (c) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

     16.  VALIDITY

          The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

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     17.  COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the Company has caused its name to be subscribed to this Agreement by its duly authorized representative and the Executive has executed this Agreement as of the date and the year first above written.


SAMSONITE CORPORATION                   RICHARD H. WILEY


By /s/ Luc Van Nevel                    /s/ Richard H. Wiley
  -----------------------------         ------------------------
Name: Luc Van Nevel
     ----------------------------
Title: Chief Executive Officer
       and President
      ---------------------------



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